Exhibit 10.4

EXECUTION COPY

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of November 15, 2007 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SYMMETRY HOLDINGS INC., a Delaware corporation (“Symmetry”); NOVAMERICAN STEEL FINCO INC., a Delaware Corporation (the “US Borrower”); NOVAMERICAN STEEL INC., a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”); the other SUBSIDIARIES of SYMMETRY whose signatures appear below or who in the future become parties hereto as provided in Section 8.18; JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent for, and acting on behalf of, the Revolving Credit Secured Parties referred to herein (together with its successors and assigns in such capacity, the “Revolving Credit Agent”); and THE BANK OF NEW YORK, in its capacity as Collateral Agent for, and acting on behalf of, the Senior Notes Secured Parties referred to herein (together with its successors and assigns in such capacity, the “Senior Notes Agent”). Capitalized terms used and not otherwise defined in this Agreement are used with the meanings specified in Article I.

On the date hereof, Symmetry, the Borrowers, the initial Revolving Credit Lenders and the Revolving Credit Agent are entering into the Revolving Credit Agreement, under which the Revolving Credit Lenders are agreeing, upon the terms and subject to the conditions set forth therein, to extend credit to the Borrowers. The Revolving Credit Obligations will be guaranteed by the Revolving Credit Loan Parties and secured by Liens on the Revolving Credit Collateral as provided in the Revolving Credit Collateral Documents.

On the date hereof, Symmetry, the other Senior Notes Guarantors, the US Borrower and the Senior Notes Agent are entering into the Senior Notes Indenture, under which the US Borrower will issue and sell the Senior Notes. The Senior Notes Obligations will be guaranteed by the Senior Notes Guarantors as provided in the Senior Notes Indenture and secured by Liens on the Senior Notes Collateral as provided in the Senior Notes Collateral Documents.

The Revolving Credit Documents and the Senior Notes Documents provide, among other things, that the parties hereto will enter into this Agreement to set forth their relative rights and remedies with respect to the Common Collateral.

Accordingly, in order to induce the Revolving Credit Lenders and the other Revolving Credit Secured Parties to enter into the Revolving Credit Agreement and the other Revolving Credit Documents and to extend the credit pursuant thereto, and in order to induce the Senior Notes Agent to enter into the Senior Notes Indenture and the Senior Notes Secured Parties to purchase the Senior Notes, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Section 1.01. New York UCC. All capitalized terms used without definition herein that are defined in the UCC as in effect in the State of New York shall have the meanings specified therein.

Section 1.02. Other Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“ABL Collateral” means any and all of the following that constitutes Common Collateral:  (a) all Accounts Receivable and related Records; (b) all Chattel Paper; (c) all Deposit Accounts (other than the Notes Collateral Account), (d) all cash, checks and other negotiable instruments, funds and other evidences of payment (but excluding any cash or other assets held in the Notes Collateral Account in accordance with the Senior Notes Indenture, as in effect on the date hereof); (e) all Inventory; (f) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a), (b), (c), (d) and (e), all Documents, General Intangibles, Instruments, Investment Property and Letter of Credit Rights; (g) all books and records related to the foregoing; (h) all collateral security and guarantees given by any Person with respect to any of the foregoing; and (i) all Proceeds, including insurance Proceeds, of any and all of the foregoing.

“Accounts Receivable” means all Accounts and other rights to payment, in each case for the sale of Inventory or the performance of services, existing on the date of this Agreement or hereafter arising, whether or not earned by performance.

“Agents” means the Revolving Credit Agent and the Senior Notes Agent.

“Amend” means, in respect of any Indebtedness, obligation or agreement, to amend, restate, modify, waive, supplement, restructure, extend, increase or renew such Indebtedness, in whole or in part. “Amended” and “Amendment” shall have correlative meanings.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowers” has the meaning set forth in the preamble to this Agreement.

“Canadian ABL Collateral” means any and all of the following assets of the Canadian Borrower:  (a) all Accounts Receivable and related Records; (b) all Chattel Paper; (c) all Deposit Accounts (other than the Intercompany Note Collateral Account), (d) all cash, checks and other negotiable instruments, funds and other evidences of payment (but excluding any cash or other assets held in the Intercompany Note Collateral

Account in accordance with the Senior Notes Indenture, as in effect on the date hereof); (e) all Inventory; (f) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a), (b), (c), (d) and (e), all Documents, General Intangibles, Instruments, Investment Property and Letter of Credit Rights; (g) all books and records related to the foregoing; (h) all collateral security and guarantees given by any Person with respect to any of the foregoing; and (i) all Proceeds, including insurance Proceeds, of any and all of the foregoing.

“Canadian Borrower” has the meaning set forth in the preamble to this Agreement.

“Canadian Intercompany Notes” means (a) the senior secured demand promissory notes evidencing loans by the US Borrower to the Canadian Borrower in an aggregate principal amount of US$125,000,000, made on the date hereof from the gross proceeds from the sale of the Senior Notes, and (b) each other promissory note evidencing any other loan or advance from time to time made by the US Borrower to the Canadian Borrower, in each case where the obligations evidenced thereby are secured by a Lien on assets of the Canadian Borrower.

“Canadian Intercompany Notes Documents” means the Canadian Intercompany Notes and all other instruments, agreements and other documents evidencing or governing the loan evidenced by any Canadian Intercompany Note, providing for any security interest or other right in respect thereof, affecting the terms of the foregoing or entered into in connection therewith and all schedules, exhibits and annexes to each of the foregoing.

“Canadian Non-ABL Collateral” means any assets of the Canadian Borrower on which any Lien has been granted by the Canadian Borrower to secure any obligations under any Canadian Intercompany Note, other than any assets constituting the Canadian ABL Collateral.

“Canadian Revolving Credit Obligations” means Revolving Credit Obligations of the Canadian Borrower.

“Cash Collateral” has the meaning set forth in Section 6.01.

“Collateral” means all Revolving Credit Collateral and all Senior Notes Collateral.

“Collateral Documents” means the Revolving Credit Collateral Documents and the Senior Notes Collateral Documents.

“Common Collateral” means all Collateral that constitutes both Revolving Credit Collateral and Senior Notes Collateral. For the avoidance of doubt, “Common Collateral” shall not include any Canadian ABL Collateral, any Canadian Non-ABL Collateral or any other assets of any Person (other than Symmetry and the US Borrower) that is not both a Revolving Credit Loan Party and a Subsidiary Notes Guarantor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” shall have a correlative meaning.

“DIP Financing” has the meaning set forth in Section 6.01.

“Discharge” means, with respect to the Revolving Credit Obligations, the Canadian Revolving Credit Obligations or the Senior Notes Obligations (each a “Class” of Obligations):

(a)  payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all such Obligations;

(b)  payment in full in cash of all other Obligations of such Class that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c)  termination or expiration of all commitments, if any, to extend credit that would give rise to Obligations of such Class; and

(d)  termination or cash collateralization of all letters of credit and bankers’ acceptances the reimbursement or payment obligations in respect of which constitute Obligations of such Class (any such cash collateralization to be in an amount and manner reasonably satisfactory to the Agent for such Class of Obligations, but in no event shall such amount be greater than 105% of the aggregate undrawn face amount in the case of letters of credit or 100% of the principal amount in the case of bankers’ acceptances).

“Discharge of Senior Obligations” means, subject to the provisions of Section 5.07, (a) with respect to the Senior Notes Liens on the ABL Collateral and the Senior Notes Obligations insofar as they are secured by such Liens, the occurrence of a Discharge of the Revolving Credit Obligations and (b) with respect to the Revolving Credit Liens on the Non-ABL Collateral and the Revolving Credit Obligations insofar as they are secured by such Liens, the occurrence of a Discharge of the Senior Notes Obligations.

“Disposition” has the meaning set forth in Section 5.01(b). “Dispose”, when used as a verb, shall have a correlative meaning.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“GAAP” means generally accepted accounting principles and practices in the United States of America consistently applied.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” means, at any time, Symmetry, the US Borrower and each other Subsidiary that, at such time, (a) pursuant to any Revolving Credit Collateral Document has granted a Lien on any Common Collateral owned by it to secure any Revolving Credit Obligation and (b) pursuant to any Senior Notes Collateral Document has granted a Lien on any Common Collateral owned by it to secure any Senior Notes Obligation; provided, however, that solely for purposes of Section 2.03, a Subsidiary shall be deemed to be a “Grantor” so long as it satisfies either clause (a) or (b) above (even if it does not satisfy both clauses (a) and (b) above) so long as such Subsidiary is required pursuant to the terms of the Revolving Credit Documents and the Senior Notes Documents to grant a Lien on assets owned by it to secure the Revolving Credit Obligations and the Senior Notes Obligations, respectively.

“Indebtedness” means and includes all liabilities, absolute or contingent, that constitute “Indebtedness” within the meaning of the Revolving Credit Agreement or the Senior Notes Indenture.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor or the Canadian Borrower; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, with respect to any Grantor or the Canadian Borrower, or with respect to a material portion of the assets of any of the foregoing; (c) any liquidation, dissolution, reorganization or winding up of any Grantor or the Canadian Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor or the Canadian Borrower; provided, in the case of any involuntary case or proceeding, that such case or proceeding shall have continued for 60 days without having been dismissed or discharged.

“Intercompany Note Collateral Account” has the meaning set forth in the Senior Notes Indenture, as in effect on the date hereof.

“Junior Agent” means, as to any Common Collateral, the Agent whose Liens on such Common Collateral are junior and subordinated to the Liens of the other Agent on such Common Collateral pursuant to the terms of this Agreement. The parties hereto acknowledge that the Senior Notes Agent is the Junior Agent with respect to the ABL Collateral and the Revolving Credit Agent is the Junior Agent with respect to the Non-ABL Collateral, and that, accordingly, any reference herein to the “Junior Agent”

shall be construed as a reference to the Senior Notes Agent insofar as the ABL Collateral is concerned and to the Revolving Credit Agent insofar as the Non-ABL Collateral is concerned.

“Junior Collateral Documents” means, with respect to any Junior Liens, the Collateral Documents pursuant to which such Liens are granted.

“Junior Credit Documents” means (a) with respect to Junior Obligations that are Senior Notes Obligations, the Senior Notes Documents, and (b) with respect to Junior Obligations that are Revolving Credit Obligations, the Revolving Credit Documents.

“Junior Liens” means (a) with respect to the ABL Collateral or the Revolving Credit Liens on the ABL Collateral, the Senior Notes Liens on such Collateral, and (b) with respect to the Non-ABL Collateral or the Senior Notes Liens on the Non-ABL Collateral, the Revolving Credit Liens on such Collateral.

“Junior Obligations” means (a) with respect to any Common Collateral or any Senior Liens thereon, any Obligations that are secured by Junior Liens on such Common Collateral and (b) with respect to any Senior Obligations or Senior Secured Parties secured by any Common Collateral, any Obligations that are secured by Junior Liens on such Common Collateral, but only insofar as such Obligations are secured by such Junior Liens, it being agreed that, to the extent provided herein, such Obligations may also be secured by Senior Liens on other Common Collateral and insofar as they shall be secured by such Senior Liens on such other Common Collateral shall constitute Senior Obligations with respect thereto.

“Junior Secured Parties” means, as to any Common Collateral, the Secured Parties whose Liens on such Common Collateral are junior and subordinated to the Liens of the other Secured Parties on such Common Collateral pursuant to the terms of this Agreement. The parties hereto acknowledge that the Senior Notes Secured Parties are the Junior Secured Parties with respect to the ABL Collateral and the Revolving Credit Secured Parties are the Junior Secured Parties with respect to the Non-ABL Collateral, and that, accordingly, any reference herein to the “Junior Secured Parties” shall be construed as a reference to the Senior Notes Secured Parties insofar as the ABL Collateral is concerned and to the Revolving Credit Secured Parties insofar as the Non-ABL Collateral is concerned.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“New Senior Agent” has the meaning set forth in Section 5.07.

“Non-ABL Collateral” means all Common Collateral that is not ABL Collateral.

“Notes Collateral Account” has the meaning set forth in the Senior Notes Indenture, as in effect on the date hereof.

“Notice of New Senior Obligations” has the meaning set forth in Section 5.07.

“Obligations” means all Revolving Credit Obligations and all Senior Notes Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.04.

“Recovery” has the meaning set forth in Section 6.05.

“Refinance” means, in respect of any Indebtedness, to refinance or replace, or to issue other indebtedness in exchange for or replacement of, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Secured Parties” means (a) in the case of the Revolving Credit Agent, the Revolving Credit Secured Parties and (b) in the case of the Senior Notes Agent, the Senior Notes Secured Parties.

“Revolving Credit Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Revolving Credit Agreement” means the Credit Agreement dated as of the date hereof among Symmetry, the Borrowers, the Revolving Credit Lenders, the Revolving Credit Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, and CIT Business Credit Canada, Inc., as Syndication Agent, as Amended from time to time.

“Revolving Credit Collateral” means all “Collateral”, as defined in the Revolving Credit Agreement, on which any Lien has been granted by any Grantor to secure any Revolving Credit Obligation.

“Revolving Credit Collateral Documents” means the Revolving Credit Guarantee and Collateral Agreement, the Revolving Credit Mortgages and any and all other documents now existing or entered into after the date hereof that grant a Lien on any assets of Symmetry or any of the Subsidiaries constituting Common Collateral to secure any Revolving Credit Obligations.

“Revolving Credit Documents” means the Revolving Credit Agreement and the Revolving Credit Collateral Documents.

“Revolving Credit Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the date hereof among Symmetry, the Borrowers, the other Subsidiaries party thereto and the Revolving Credit Agent, as Amended from time to time.

“Revolving Credit Lenders” means, at any time, Persons that are at such time “Lenders” under and as defined in the Revolving Credit Agreement.

“Revolving Credit Liens” means Liens on the Common Collateral securing the Revolving Credit Obligations, including all such Liens created under the Revolving Credit Collateral Documents.

“Revolving Credit Loan Parties” means the “Loan Parties” as defined in the Revolving Credit Agreement.

“Revolving Credit Mortgage” means each mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document that grants a Lien on any real property owned or leased by any Grantor to secure any Revolving Credit Obligations.

“Revolving Credit Obligations” means all “Obligations” at any time and from time to time under and as defined in the Revolving Credit Guarantee and Collateral Agreement, and all Amendments or Refinancings of Revolving Credit Obligations.

“Revolving Credit Secured Parties” means the “Secured Parties” as defined in the Revolving Credit Guarantee and Collateral Agreement.

“Secured Parties” means the Revolving Credit Secured Parties and the Senior Notes Secured Parties.

“Senior Agent” means, as to any Common Collateral, the Agent whose Liens on such Common Collateral are senior to the Liens of the other Agent on such Common Collateral pursuant to the terms of this Agreement. The parties hereto acknowledge that the Revolving Credit Agent is the Senior Agent with respect to the ABL Collateral and the Senior Notes Agent is the Senior Agent with respect to the Non-ABL Collateral, and that, accordingly, any reference herein to the “Senior Agent” shall be construed as a reference to the Revolving Credit Agent insofar as the ABL Collateral is concerned and to the Senior Notes Agent insofar as the Non-ABL Collateral is concerned.

“Senior Credit Documents” means (a) with respect to Senior Obligations that are Revolving Credit Obligations, the Revolving Credit Documents, and (b) with respect to Senior Obligations that are Senior Notes Obligations, the Senior Notes Documents.

“Senior Lien Collateral” means (a) in the case of the Revolving Credit Secured Parties insofar as they constitute Senior Secured Parties, ABL Collateral, and (b) in the case of the Senior Notes Secured Parties insofar as they constitute Senior Secured Parties, Non-ABL Collateral.

“Senior Liens” means (a) with respect to the ABL Collateral or the Senior Notes Liens on the ABL Collateral, the Revolving Credit Liens on such Collateral, and (b) with respect to the Non-ABL Collateral or the Revolving Credit Liens on the Non-ABL Collateral, the Senior Notes Liens on such Collateral, and, in each case, any Liens incurred in connection with any Refinancing of Senior Obligations that are deemed to be Senior Liens under Section 5.07.

“Senior Notes” means (a) the Senior Secured Notes due 2015 issued by the US Borrower on the date hereof in a Rule 144A or other private placement transaction and (b) any substantially identical Senior Secured Notes due 2015 that are registered under the Securities Act of 1933, as amended, and issued in exchange for the Senior Secured Notes described in clause (a) of this definition.

“Senior Notes Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Senior Notes Collateral” means all “Collateral”, as defined in the Senior Notes Indenture, on which any Lien has been granted by any Grantor to secure any Senior Notes Obligation.

“Senior Notes Collateral Agreement” means the Collateral Agreement dated as of the date hereof among Symmetry, the other Senior Notes Guarantors, the US Borrower and the Senior Notes Agent, as Amended from time to time.

“Senior Notes Collateral Documents” means the Senior Notes Collateral Agreement, the Senior Notes Mortgages and any and all other documents now existing or entered into after the date hereof that grant a Lien on any assets of Symmetry or any of the Subsidiaries constituting Common Collateral to secure any Senior Notes Obligations.

“Senior Notes Documents” means the Senior Notes Indenture and the Senior Notes Collateral Documents.

“Senior Notes Guarantors” means Symmetry and each “Subsidiary Guarantor”, as defined in the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture dated as of the date hereof among Symmetry, the US Borrower, certain other Subsidiaries party thereto and the Senior Notes Agent, as Amended from time to time.

“Senior Notes Liens” means Liens on the Common Collateral securing the Senior Notes Obligations, including all such Liens created under the Senior Notes Collateral Documents.

“Senior Notes Mortgage” means each mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document that grants a Lien on any real property owned or leased by any Grantor to secure any Senior Notes Obligations.

“Senior Notes Obligations” means all “Notes Obligations” at any time and from time to time under and as defined in the Senior Notes Collateral Agreement, and all Amendments or Refinancings of Senior Notes Obligations.

“Senior Notes Secured Parties” means the “Secured Parties” as defined in the Senior Notes Collateral Agreement.

“Senior Obligations” means (a) with respect to any Common Collateral or any Junior Liens thereon, any Obligations that are secured by Senior Liens on such Common Collateral and (b) with respect to any Junior Obligations or Junior Secured Parties secured by any Common Collateral, any Obligations that are secured by Senior Liens on such Common Collateral, but only insofar as such Obligations are secured by such Senior Liens, it being agreed that, to the extent provided herein, such Obligations may also be secured by Junior Liens on other Common Collateral and insofar as they shall be secured by such Junior Liens on such other Common Collateral shall constitute Junior Obligations with respect thereto.

“Senior Secured Parties” means, as to any Common Collateral, the Secured Parties whose Liens on such Collateral are senior to the Liens of the other Secured Parties on such Common Collateral pursuant to the terms of this Agreement. The parties hereto acknowledge that the Revolving Credit Secured Parties are the Senior Secured Parties with respect to the ABL Collateral and the Senior Notes Secured Parties are the Senior Secured Parties with respect to the Non-ABL Collateral, and that, accordingly, any reference herein to the “Senior Secured Parties” shall be construed as a reference to the Revolving Credit Secured Parties insofar as the ABL Collateral is concerned and to the Senior Notes Secured Parties insofar as the Non-ABL Collateral is concerned.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Symmetry.

“Symmetry” has the meaning assigned to such term in the preamble to this Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“US Borrower” has the meaning assigned to such term in the preamble to this Agreement.

Section 1.03. Terms Generally. The definitions of terms set forth herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time Amended (subject to any restrictions on such Amendments set forth herein), (b) any definition of or reference to any statute, regulation or other law herein shall be construed (i) as referring to such statute, regulation or other law as from time to time Amended (including by succession of comparable successor statutes, regulations or other laws) and (ii) to include all official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

Lien Priorities

Section 2.01. Relative Priorities. Notwithstanding (a) the date, time, method, manner or order of grant, attachment or perfection of any Junior Lien or Senior Lien on any Common Collateral, (b) any provision of the UCC or any other applicable law or of the Revolving Credit Documents or the Senior Notes Documents, (c) any defect or deficiency in, or failure to perfect, any Senior Lien or (d) any other circumstance whatsoever, each Agent, on behalf of itself and its Related Secured Parties, hereby agrees that:

(a)  any Senior Lien on any Common Collateral now or hereafter held by or on behalf of the Senior Agent or any Senior Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Junior Liens on such Common Collateral; and

(b)  any Junior Lien on any Common Collateral now or hereafter held by or on behalf of the Junior Agent or any Junior Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinated in all respects to all Senior Liens on such Common Collateral.

Any and all foreclosure Proceeds relating to any Common Collateral shall be distributed (A) first, to the Senior Secured Parties with respect thereto, (B) second, after Discharge of Senior Obligations, to the Junior Secured Parties with respect thereto, and (C) third, after Discharge of all Obligations, to the applicable Grantor.

Notwithstanding the foregoing or anything else to the contrary set forth herein or in any Senior Notes Document or Revolving Credit Document, no Lien on Common Collateral, insofar as such Lien secures any fees, or any amounts payable on account of indemnification or reimbursement of expenses, owed to the Senior Notes Agent, in its capacity as such, or to the Revolving Credit Agent, in its capacity as such, shall be junior and subordinated pursuant to the foregoing provisions to any other Lien on any Common Collateral.

Section 2.02. Prohibition on Contesting Liens. Each Agent, on behalf of itself and its Related Secured Parties, agrees that none of them will (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of any Senior Lien or any Junior Lien or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the right of any Agent or Secured Party to enforce this Agreement.

Section 2.03. No New Liens. Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Symmetry or any other Grantor, Symmetry and the other parties hereto agree that neither Symmetry nor any other Grantor shall grant, and no Secured Party shall accept, any additional Lien on any asset of Symmetry or such other Grantor to secure any Obligation unless Symmetry or such other Grantor has granted or concurrently grants a Lien on such asset to secure the other outstanding Obligations (all such Liens to have the relative priorities set forth herein based on whether the assets subject to such additional Liens constitute ABL Collateral or Non-ABL Collateral); provided that, with respect to any Lien granted under a Senior Notes Mortgage with respect to any real property located in the State of New York, such Lien may be granted without a prior or concurrent grant of a Lien thereon to secure the Revolving Credit Obligations so long as, prior to the grant of such Lien under such Senior Notes Mortgage, Symmetry or the applicable Grantor shall have given notice thereof to the Revolving Credit Agent and the Revolving Credit Agent shall have notified Symmetry that, pursuant to its authority under the Revolving Credit Agreement, the Revolving Credit Agent shall forego such grant of a Lien to secure the Revolving Credit Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Agent or the Senior Secured Parties, the Junior Agent, for itself and on behalf of the Junior Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section shall be subject to Section 4.02.

ARTICLE III

Enforcement

Section 3.01. Exercise of Remedies. (a)  Until the Discharge of Senior Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Symmetry or any other Grantor, neither the Junior Agent nor any Junior Secured Party will:

(i) exercise or seek to exercise any rights or remedies with respect to any Common Collateral subject to any Senior Lien (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Agent or such Junior Secured Party is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, that the parties hereto acknowledge and agree that this

Section shall not in any way prohibit the Junior Agent or any Junior Secured Party from exercising any of its rights during an Insolvency or Liquidation Proceeding to the extent permitted by the other provisions hereof;

(ii) contest, protest or object to any foreclosure proceeding or action brought by the Senior Agent or any Senior Secured Party or any other exercise by the Senior Agent or any Senior Secured Party of any rights and remedies relating to any Common Collateral subject to the Senior Agent’s or such Senior Secured Party’s Senior Lien, whether under the applicable Senior Credit Documents or otherwise; or

(iii) object to the forbearance by the Senior Agent or any Senior Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to any Common Collateral subject to the Senior Agent’s or such Senior Secured Party’s Senior Lien;

provided, that the Junior Liens granted on such Common Collateral shall attach to any Proceeds of such Common Collateral resulting from actions taken by the Senior Agent or any Senior Secured Party in accordance with this Agreement, subject to the relative priorities set forth in Article II.

(b)  Subject to the terms and conditions of this Agreement, until the Discharge of Senior Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Symmetry or any other Grantor, the Senior Agent and Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding any release, Disposition or restrictions with respect to any Common Collateral subject to their Senior Liens without any consultation with or the consent of the Junior Agent or any Junior Secured Party; provided, that the Junior Liens on such Common Collateral shall remain on the Proceeds of such Common Collateral released or Disposed of, subject to the relative priorities set forth in Article II. In exercising rights and remedies with respect to the Common Collateral subject to their Senior Liens, the Senior Agent and each Senior Secured Party may enforce the provisions of the applicable Senior Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the right of any agent appointed by them to sell or otherwise Dispose of such Common Collateral upon foreclosure, to incur expenses in connection with such sale or Disposition and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)  Notwithstanding the foregoing provisions of this Section, the Junior Agent and any Junior Secured Party may:

(i) file a claim or statement of interest with respect to its Junior Obligations in any Insolvency or Liquidation Proceeding that has been commenced by or against Symmetry or any other Grantor;

(ii) take any action (not adverse to the priority status of any Senior Liens on the Common Collateral or the rights of the Senior Agent or any Senior Secured Party to exercise rights and remedies in respect thereof) in order to create, perfect, preserve or protect its Junior Lien on the Common Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties, including any claims secured by the Common Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) exercise their rights and remedies as unsecured creditors, as provided in paragraph (e) of this Section; and

(v) exercise the rights and remedies provided for in Section 6.03(b).

The Junior Agent, on behalf of itself and the Junior Secured Parties, agrees that it will not take or receive any Common Collateral subject to any Senior Lien or any Proceeds of any such Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to such Common Collateral in violation of this Agreement. Without limiting the generality of the foregoing, until the Discharge of Senior Obligations has occurred, except as expressly provided in Section 6.03(b) and this paragraph (c), the sole right of the Junior Agent and each Junior Secured Party with respect to any Common Collateral subject to any Senior Lien is to hold a Junior Lien on such Common Collateral pursuant to the applicable Junior Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, remaining after the Discharge of Senior Obligations has occurred.

(d)  The Junior Agent, for itself and on behalf of the Junior Secured Parties:

(i) agrees that it and such Junior Secured Parties will not take any action that would hinder or delay any exercise of rights or remedies under the Senior Credit Documents or the realization of the full value of the Common Collateral on which the Senior Agent has Senior Liens or would otherwise be prohibited hereunder, including any Disposition of any Common Collateral subject to any Senior Lien, whether by foreclosure or otherwise;

(ii) waives any and all rights it or such Junior Secured Parties may have as junior lien creditors or otherwise to object to the manner in which the Senior Agent or any Senior Secured Party seeks to enforce or collect any Senior Obligations or to enforce or realize on the Senior Liens undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Senior Agent or any Senior Secured Party is adverse to the interests of the Junior Secured Parties; and

(iii) acknowledges and agrees that no covenant, agreement or restriction contained in the Junior Collateral Documents or any other Junior Credit

Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Senior Agent or any Senior Secured Party with respect to the Common Collateral subject to any Senior Lien as set forth in this Agreement and the Senior Credit Documents.

(e)  Except as otherwise specifically set forth in paragraphs (a) and (d) of this Section, the Junior Agent and any Junior Secured Party may exercise rights and remedies available to it as an unsecured creditor of Symmetry or any other Grantor in accordance with the terms of the Junior Credit Documents and applicable law; provided that in the event that any Junior Secured Party becomes a judgment Lien creditor in respect of any Common Collateral subject to any Senior Lien as a result of its enforcement of its rights as an unsecured creditor with respect to the applicable Junior Obligations, such judgment Lien shall be subject to the terms of this Agreement to the same extent as the other Liens securing the Junior Obligations. Nothing in this Agreement shall prohibit the receipt by the Junior Agent or any Junior Secured Party of the required or permitted payments of interest, principal and other amounts owed in respect of the Junior Obligations so long as such receipt is not the direct or indirect result of the exercise by the Junior Agent or any Junior Secured Party of rights or remedies as a secured creditor (including the exercise of any right of setoff) or enforcement in contravention of this Agreement of any Junior Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the Senior Agent or any Senior Secured Party may have with respect to any Common Collateral subject to its Senior Liens.

(f)   Subject to Section 2.03, nothing in this Agreement shall restrict the Revolving Credit Agent or any Revolving Credit Secured Party from exercising any right or remedy or taking any other action with respect to (i) Revolving Credit Collateral that does not constitute Common Collateral and (ii) any Canadian ABL Collateral.

ARTICLE IV

Payments

Section 4.01. Application of Proceeds. So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Symmetry or any other Grantor, Common Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon any exercise of remedies shall, subject to Section 5.08, be applied to the applicable Senior Obligations in the order specified in the relevant Senior Credit Documents. Upon the Discharge of Senior Obligations, the Senior Agent shall deliver to the Junior Agent any Common Collateral and Proceeds of Common Collateral held by it in the form in which received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Agent to the applicable Junior Obligations in the order specified in the relevant Junior Collateral Documents.

Section 4.02. Payments Over in Violation of Agreement. So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Symmetry or any other Grantor, if the Junior Agent or any Junior Secured Party receives any Common Collateral subject to any Senior Lien or any Proceeds of any such Common Collateral in connection with (i) the exercise of any right or remedy (including any right of setoff) relating to such

Collateral in contravention of this Agreement or (ii) the transfer of such Common Collateral or Proceeds to the Junior Agent or Junior Secured Party by any Person holding a Lien on such Collateral that is subordinated to the Lien of the Junior Agent or Junior Secured Party, such Collateral or Proceeds shall be segregated and held in trust and forthwith paid over to the Senior Agent with respect to such Common Collateral for the benefit of the applicable Senior Secured Parties in the form in which received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Agent is hereby authorized to make any such endorsements as agent for the Junior Agent or Junior Secured Parties (such authorization being coupled with an interest and irrevocable until the Discharge of Senior Obligations has occurred).

ARTICLE V

Other Agreements

Section 5.01. Releases. (a)  If in connection with the exercise of the Senior Agent’s remedies in respect of any Common Collateral subject to its Senior Liens, the Senior Agent, for itself or on behalf of the Senior Secured Parties, releases its Senior Liens on any part of such Common Collateral, then the Junior Liens on such Common Collateral shall be automatically, unconditionally and simultaneously released; provided, that such Junior Liens shall remain on the Proceeds of such Common Collateral, subject to the relative priorities set forth in Article II. The Junior Agent, for itself and on behalf of the Junior Secured Parties, agrees promptly to execute and deliver to the Senior Agent or the applicable Grantor such termination statements, releases and other documents as the Senior Agent or such Grantor may request to confirm such release.

(b)  If in connection with any sale, lease, exchange, transfer or other disposition of any Common Collateral (collectively, a “Disposition”) permitted under the terms of both the Senior Credit Documents and the Junior Credit Documents (other than in connection with the exercise of the Senior Agent’s remedies in respect of Common Collateral as provided in paragraph (a) above), the Senior Agent, for itself or on behalf of the Senior Secured Parties, releases any of its Senior Liens on any part of such Common Collateral, other than (i) in connection with the Discharge of Senior Obligations or (ii) after the occurrence and during the continuance of any Event of Default under the Junior Credit Documents, then the Junior Liens of the Junior Agent and the Junior Secured Parties on such Collateral shall be automatically, unconditionally and simultaneously released; provided, that such Junior Liens shall remain on the Proceeds of such Common Collateral, subject to the relative priorities set forth in Article II. The Junior Agent, for itself or on behalf of the Junior Secured Parties, promptly shall execute and deliver to the Senior Agent or the applicable Grantor such termination statements, releases and other documents as the Senior Agent or such Grantor may request to confirm such release.

(c)  Until the Discharge of Senior Obligations has occurred, the Junior Agent, for itself and on behalf of the Junior Secured Parties, hereby irrevocably constitutes and appoints the Senior Agent and any officer or agent of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name, place and stead of the Junior Agent or Junior Secured Parties or in the Senior Agent’s own name, from time to time in the Senior Agent’s discretion, for the purpose of carrying out the terms of this Section, to take any and all action and to execute any and all documents and instruments which may be necessary or appropriate to accomplish the purposes of this Section, including any endorsements or other instruments of transfer or release.

(d)  Until the Discharge of Senior Obligations has occurred, to the extent that the Senior Agent or Senior Secured Parties release any Senior Lien on Common Collateral and any such Lien is later reinstated, then the Junior Agent with respect to such Common Collateral, for itself and on behalf of the Junior Secured Parties, shall have, and hereby is hereby granted, a Lien on such Common Collateral, subject to the lien subordination provisions of this Agreement.

Section 5.02. Insurance. Until the Discharge of Senior Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the applicable Senior Credit Documents (including the rights of the Grantors under the applicable Senior Credit Documents to exercise any such rights in respect of insurance policies or condemnation or similar proceedings in the absence of an Event of Default thereunder), the Senior Agent and Senior Secured Parties shall have the right to adjust settlements for any insurance policy covering any Common Collateral subject to their Senior Liens in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Common Collateral. Until the Discharge of Senior Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Senior Credit Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Common Collateral shall be paid to the Senior Agent for the benefit of the Senior Secured Parties and, following the Discharge of Senior Obligations, and subject to the terms of, and the rights of the Grantors under, the Junior Credit Documents, to the Junior Agent for the benefit of the Junior Secured Parties and, following the Discharge of Junior Obligations, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Senior Obligations has occurred, if the Junior Agent or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Senior Agent in accordance with Section 4.02.

Section 5.03. Amendments to Senior Credit Documents and Junior Credit Documents. (a)    Each Senior Credit Document may be Amended in accordance with the terms thereof, and all Indebtedness under each Senior Credit Document may be Refinanced in accordance with the terms thereof, except, in each case, as prohibited under the Junior Credit Documents as in effect on the date hereof and as Amended from time to time (but without giving effect to any Amendment that prohibits or restricts the Amendment of any Senior Credit Document or the Refinancing of any Indebtedness under any Senior Credit Document to a greater extent than the provisions of such Junior

Credit Documents in effect on the date hereof). No Amendment of any Senior Credit Document shall affect the lien subordination or other provisions of this Agreement.

(b)  Each Junior Credit Document may be Amended in accordance with the terms thereof, and all Indebtedness under each Junior Credit Document may be Amended or Refinanced in accordance with the terms thereof, except, in each case, as prohibited under the Senior Credit Documents as in effect on the date hereof and as Amended from time to time (but without giving effect to any Amendment that prohibits or restricts the Amendment of any Junior Credit Document or the Refinancing of any Indebtedness under any Junior Credit Document to a greater extent than the provisions of such Senior Credit Documents in effect on the date hereof). No Amendment of any Junior Credit Document shall affect the lien subordination or other provisions of this Agreement.

(c)  Symmetry agrees that each Junior Collateral Document shall include the following language (or language to similar effect approved by the Senior Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Lien Subordination and Intercreditor Agreement dated as of November 15, 2007, (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Symmetry Holdings Inc., Novamerican Steel Finco Inc., the other subsidiaries of Symmetry Holdings Inc. party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent under the Revolving Credit Agreement referred to therein, and The Bank of New York, as Collateral Agent for the holders of the Senior Notes issued under the Indenture referred to therein. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

Section 5.04. Bailee for Perfection. (a)  The Senior Agent agrees to hold that part of the Common Collateral on which it holds a Senior Lien and that is in its possession or control, or in the possession or control of its agents or bailees (such Collateral being the “Pledged Collateral”), as collateral agent for the Senior Secured Parties and as gratuitous bailee for the Junior Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interests granted under the applicable Senior Credit Documents and Junior Credit Documents, respectively, subject to the terms and conditions of this Section. The Junior Agent agrees to hold any part of the Pledged Collateral of which it obtains possession or control (including through any of its agents or bailees) as collateral agent for the Senior Secured Parties and Junior Secured Parties and any assignees of the foregoing solely for the purpose of perfecting the security interest granted under the applicable Junior Credit Documents and Senior Credit Documents, respectively, subject to the terms and conditions of this Section.

(b)  The Senior Agent shall have no obligation whatsoever to the applicable Senior Secured Parties, the Junior Agent or the Junior Secured Parties to ensure that any Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section. The duties or responsibilities of the Senior Agent to the Junior Agent or the Junior Secured Parties under this Section shall be limited solely to holding Pledged Collateral in its possession or under its control as gratuitous bailee in accordance with this Section and delivering such Pledged Collateral upon the Discharge of Senior Obligations as provided in paragraph (d) below.

(c)  The Senior Agent, acting pursuant to this Section, shall not have by reason of the Senior Credit Documents, the Junior Credit Documents, this Agreement or any other document a fiduciary relationship in respect of any Senior Secured Party, the Junior Agent or any Junior Secured Party or any liability to any Senior Secured Party, the Junior Agent or any Junior Secured Party, absent gross negligence or willful misconduct on the part of the Senior Agent.

(d)  Upon the Discharge of Senior Obligations, the Senior Agent shall deliver the remaining Pledged Collateral held by it, if any, together with any necessary endorsements, first, to the Junior Agent to the extent Junior Obligations remain outstanding, and second, to the applicable Grantors to the extent no Senior Obligations or Junior Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Senior Agent further agrees, upon the Discharge of Senior Obligations, to take all other action reasonably requested by the Junior Agent in connection with the Junior Agent obtaining a first-priority interest in the Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

(e)  Subject to the terms of this Agreement, so long as the Discharge of Senior Obligations has not occurred, the Senior Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this

Agreement and the applicable Senior Credit Documents as if the Liens of the Junior Agent and the Junior Secured Parties did not exist.

Section 5.05. Entry Upon Premises by Revolving Credit Agent. (a)  If the Senior Notes Agent shall take any action to exercise its rights or remedies with respect to the Non-ABL Collateral, the Senior Notes Agent (i) shall cooperate with any efforts on the part of the Revolving Credit Agent to exercise its rights and remedies with respect to the ABL Collateral, to complete the processing of any Inventory (including work-in-process) included in the ABL Collateral and to assemble the ABL Collateral, (ii) shall not hinder or restrict in any respect the Revolving Credit Agent from enforcing its security interest in, or exercising any other rights or remedies with respect to, the ABL Collateral or from completing the manufacturing and processing of, and turning into finished goods, any ABL Collateral (including raw materials and work-in-process) and assembling the ABL Collateral and (iii) shall permit the Revolving Credit Agent, its agents, advisers and representatives, at the sole cost and expense of the Revolving Credit Secured Parties, to enter upon and use the Non-ABL Collateral (including manufacturing, storage and transportation facilities and equipment, computers, records, documents and files and intellectual property) for a period not to exceed 270 days after the date on which the Senior Notes Agent shall obtain possession and control of such Non-ABL Collateral, for purposes of (A) assembling and storing the ABL Collateral and completing the manufacturing and processing of, and turning into finished goods, any ABL Collateral (including raw materials and work-in-process), (B) selling any or all of the ABL Collateral located on such Non-ABL Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the ABL Collateral located on such Non-ABL Collateral and (D) taking reasonable actions to protect, secure and otherwise enforce the rights of the Revolving Credit Agent and the Revolving Credit Secured Parties in the ABL Collateral; provided, however, that nothing contained in this Agreement shall restrict the Senior Notes Agent from selling, assigning or otherwise transferring any Non-ABL Collateral prior to the expiration of such 270 day period if the purchaser, assignee or transferee agrees to be bound by the provisions of this Section. It is agreed that if any stay or other order prohibiting the exercise of rights or remedies with respect to the ABL Collateral has been entered by a court of competent jurisdiction, such 270 day period shall be tolled during the pendency of any such stay or other order; provided that after the 270th day following the date on which the Senior Notes Agent shall obtain possession and control of any Non-ABL Collateral, such period shall terminate as to such Non-ABL Collateral if the Senior Notes Agent shall determine in good faith and advise the Revolving Credit Agent that the continuance of such period would prevent a contemplated sale of such Non-ABL Collateral or materially reduce the price obtainable in such sale. Notwithstanding anything in this paragraph to the contrary, the Senior Notes Agent and the Senior Notes Secured Parties (i) shall have no obligation to exercise rights or remedies that may be available to them under the Senior Notes Credit Documents and (ii) shall be required to permit the Revolving Credit Agent, and its agents, advisers and representatives, to enter upon and use the Non-ABL Collateral only to the extent the Senior Notes Agent or the Senior Notes Secured Parties have possession and control of such Non-ABL Collateral.

(b)  If the Revolving Credit Agent elects to enter upon and use the Non-ABL Collateral as provided in paragraph (a) of this Section, it shall take all reasonable efforts (and shall direct its agents, advisers and representatives to take all reasonable efforts) to avoid, to the extent reasonably practicable, interference with the operation of the Non-ABL Collateral. Subject to the Senior Notes Agent having obtained possession and control of any of the Non-ABL Collateral, the Senior Notes Agent may instruct the Revolving Credit Agent in writing to remove all ABL Collateral from such Non-ABL Collateral by the end of the 270 day period referred to in paragraph (a) of this Section, whereupon, at the end of such 270 day period, the Revolving Credit Agent shall, at the sole cost and expense of the Revolving Credit Secured Parties, remove the ABL Collateral from the Non-ABL Collateral; provided that no stay or other order prohibiting such removal has been entered by a court of competent jurisdiction (it being understood and agreed that the running of such 270 day period shall be tolled during the pendency of any such stay or other order). If the Revolving Credit Agent does not remove the ABL Collateral from the Non-ABL Collateral by the end of such 270 day period (or such longer period as such a stay or other order is in effect), the Senior Notes Agent may cause the ABL Collateral to be removed and, thereafter, store the ABL Collateral in such location or locations as the Senior Notes Agent shall deem advisable pending repossession by the Revolving Credit Agent. Any costs reasonably incurred by the Senior Notes Agent or the Senior Notes Secured Parties by virtue of such removal and storage shall be paid by the Revolving Credit Secured Parties. The Senior Notes Agent agrees to notify the Revolving Credit Agent of the location or locations to which any of the ABL Collateral shall have been removed by it pursuant to the foregoing provisions.

(c)  During the period of actual occupation, use or control by the Revolving Credit Agent, or its agents, advisers or representatives, of any Non-ABL Collateral, the Revolving Credit Secured Parties shall be obligated to (i) reimburse the Senior Notes Agent for all utilities, insurance and all other operating costs of such Non-ABL Collateral during any such period of actual occupation, use or control (calculated on a per diem basis based upon a fraction, the numerator of which shall be the actual number of days of such occupation, use or control and the denominator of which shall be 365 days) to the extent the same are actually paid by the Senior Notes Agent or the Senior Notes Secured Parties, (ii) repair at their expense any physical damage to such Non-ABL Collateral directly resulting from such occupancy, use or control, and leave such Non-ABL Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, and (iii) indemnify and hold harmless the Senior Notes Agent and the Senior Notes Secured Parties from and against any losses, claims, liabilities, costs or expenses directly resulting from such occupancy, use or control or from any acts or omissions of the Revolving Credit Agent or its agents, advisers or representatives in connection therewith. Notwithstanding the foregoing, in no event shall the Revolving Credit Secured Parties have any liability to the Senior Notes Agent or the Senior Notes Secured Parties pursuant to this Section as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Non-ABL Collateral existing prior to the date of the exercise by the Revolving Credit Agent of its rights under this Section, and the Revolving Credit Secured Parties shall have no duty or liability to maintain the Non-ABL Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Revolving Credit Agent or its agents, advisers or representatives, or for any diminution in the value of the Non-ABL Collateral that results solely from ordinary wear and tear resulting from the use of the Non-ABL Collateral by the Revolving Credit Agent or its

agents, advisers or representatives in the manner and for the time periods specified under this Section. Without limiting the rights granted in this Section, the Revolving Credit Agent and the Revolving Credit Secured Parties shall cooperate with the Senior Notes Agent in connection with any efforts made by it to sell the Non-ABL Collateral.

(d)  The foregoing provisions of this Section shall apply, mutatis mutandis, to any exercise of rights or remedies by the Senior Notes Agent, or any of its Affiliates, or the Senior Notes Secured Parties with respect to any Canadian Non-ABL Collateral securing obligations under any Canadian Intercompany Note and any exercise of rights or remedies by the Revolving Credit Agent, or any of its Affiliates, or the Revolving Credit Secured Parties with respect to the Canadian ABL Collateral located on such Canadian Non-ABL Collateral, as well as any exercise of rights and remedies available to the Revolving Credit Agent, or any of its Affiliates, or the Revolving Credit Secured Parties, with respect to the Canadian ABL Collateral by a receiver, interim receiver or receiver and manager appointed by the Revolving Credit Agent, or any of its Affiliates, or by a court of competent jurisdiction (each, a “Receiver”). In furtherance of the foregoing, each of the US Borrower and the Senior Notes Agent agrees that (i) upon the request of the Revolving Credit Agent, it will support and join in any application for relief brought by the Revolving Credit Agent under the applicable Canadian insolvency laws for the appointment of a court-appointed Receiver in respect of the Canadian Borrower and (ii) it will not contest, protest or object to any action brought by the Revolving Credit Agent or any Receiver in connection with any exercise of the rights and remedies of the Revolving Credit Agent in respect of the Canadian ABL Collateral provided in the Revolving Credit Documents.

Section 5.06. Rights under Permits, Licenses and Intellectual Property. The Senior Notes Agent agrees that if the Revolving Credit Agent shall require rights available under any permit, license or Intellectual Property controlled by the Senior Notes Agent, or any of its Affiliates, in order to realize on any ABL Collateral or any Canadian ABL Collateral, the Senior Notes Agent shall take all such actions as shall be available to it, consistent with applicable law and reasonably requested by the Revolving Credit Agent, to make such rights available to the Revolving Credit Agent. The Revolving Credit Agent agrees that if the Senior Notes Agent shall require rights available under any permit, license or Intellectual Property controlled by the Revolving Credit Agent in order to realize on any Non-ABL Collateral, the Revolving Credit Agent shall take all such actions as shall be available to it, consistent with applicable law and reasonably requested by the Senior Notes Agent, to make such rights available to the Senior Notes Agent. Each Agent and the US Borrower agrees that any sale or other transfer of any Common Collateral or any Canadian Non-ABL Collateral consisting, in each case, of Intellectual Property upon any exercise of remedies shall be made expressly subject to the rights to be made available pursuant to this Section.

Section 5.07. When Discharge of Senior Obligations Deemed Not To Have Occurred. If Symmetry or any other Grantor shall enter into any Refinancing of any Senior Obligations that is (a) permitted by the Junior Credit Documents and (b) secured by Liens on Common Collateral subject to Senior Liens securing such Refinanced Senior Obligations, then a Discharge of Senior Obligations shall be deemed not to have occurred for all purposes of this Agreement and, subject to the next sentence, from and after the date on which the Notice of New Senior Obligations referred to below in this Section is delivered to the Junior Agent, (i) the obligations under such Refinancing of the Senior Obligations shall automatically be treated as Senior Obligations (to the same extent as the Refinanced Senior Obligations), (ii) the Liens securing such Refinancing of the Senior Obligations shall be treated as Senior Liens (to the same extent as the corresponding Liens securing the Refinanced Senior Obligations) for all purposes of this Agreement, including for purposes of the provisions governing Lien priorities and rights in respect of Common Collateral set forth herein, and (iii) the collateral agent for such Refinancing of the Senior Obligations (the “New Senior Agent”) shall be the Senior Agent for all purposes of this Agreement (to the same extent as the Agent for the Refinanced Senior Obligations). If any Senior Obligations shall be Refinanced in part but not in whole, then (A) both the remaining Senior Obligations and the obligations under such Refinancing shall have the status of Senior Obligations hereunder, (B) the Liens on any Common Collateral securing the obligations under such Refinancing shall constitute Senior Liens to the same extent as the Liens on such Collateral securing such remaining Senior Obligations (it being understood and agreed that the relative rights of, and priorities of the Liens securing, the obligations under such Refinancing and such remaining Senior Obligations shall not be governed by this Agreement) and (C) the original Senior Agent and the New Senior Agent shall each have the rights and obligations of the Senior Agent hereunder; provided, that (x) in the event any determinations made or notices given hereunder by the original Senior Agent and the New Senior Agent shall conflict, the determination made or notice given by the Senior Agent representing the greater amount of Senior Obligations shall control and (y) any Pledged Collateral held by either Senior Agent shall be held by it both in its own right and as bailee of the other Senior Agent (in accordance with the provisions and subject to the limitations set forth in Section 5.04), as their interests may appear. Upon receipt of a notice (the “Notice of New Senior Obligations”) stating that Symmetry or any Grantor has Refinanced any Senior Obligations as provided above (which notice shall include the identity of the new Senior Agent), the original Senior Agent and the Junior Agent shall promptly enter into such documents and agreements (including Amendments to this Agreement) as Symmetry or such New Senior Agent shall reasonably request in order to provide to the New Senior Agent the rights contemplated hereby. As a condition to its ability to enforce this Agreement, the New Senior Agent shall agree in a writing addressed to the Junior Agent, for the benefit of the Junior Secured Parties, and, if any portion of the original Senior Obligations shall remain outstanding, to the original Senior Agent, for the benefit of the original Senior Secured Parties, to be bound by the terms of this Agreement. The provisions of this Section are intended to ensure that (i) the Liens on any Common Collateral securing any Refinancing of Senior Obligations will have the same priorities relative to the Liens on such Common Collateral securing the Junior Obligations as the Liens that secured such Refinanced Senior Obligations prior to such Refinancing and (ii) the parties benefited by the Liens on any Common Collateral securing any Refinancing of Senior Obligations will have the same rights and obligations relative to the parties holding Liens on such Common Collateral securing the Junior Obligations as the parties that were benefited by the Liens that secured such Refinanced Senior Obligations, and such provisions shall be construed accordingly.

Section 5.08. Canadian Intercompany Notes. The parties hereto acknowledge and agree that, notwithstanding the status of the Canadian Intercompany Notes as Non-ABL Collateral or any other provision of this Agreement governing the rights of the parties hereto with respect to the Canadian Non-ABL Collateral and the Proceeds thereof, the Senior Notes Agent, on behalf of itself and the Senior Notes Secured Parties, agrees that (a) neither it nor any of the Senior Notes Secured Parties (nor any of the Secured Parties under and as defined in the Canadian Intercompany Notes Documents) will exercise any rights or remedies against, or otherwise seek to realize on, any Canadian ABL Collateral securing any Canadian Intercompany Note at any time prior to the Discharge of the Canadian Revolving Credit Obligations and (b) any Proceeds or other amounts received by the Senior Notes Agent or any Senior Notes Secured Party (or any Secured Party under and as defined in the Canadian Intercompany Notes Documents) as a result of any exercise of rights or remedies against or realization upon any Canadian ABL Collateral securing any Canadian Intercompany Note at any time prior to the Discharge of the Canadian Revolving Credit Obligations shall be segregated and held in trust and forthwith paid over to the Revolving Credit Agent, for the benefit of the Revolving Credit Secured Parties, in the form in which received, with any necessary endorsements, and shall be applied to satisfy and discharge the Canadian Revolving Credit Obligations (with any amount remaining after the Discharge of the Canadian Revolving Credit Obligations to be applied in the manner specified in the relevant Senior Notes Credit Document).

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.01. Cash Collateral and DIP Financing. Until the Discharge of the Revolving Credit Obligations has occurred, if Symmetry or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) or to permit Symmetry or any other Grantor to obtain financing under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (any such financing being a “DIP Financing”), then the Senior Notes Agent, on behalf of itself and the Senior Notes Secured Parties, agrees that it will raise no objection to such Cash Collateral use or such DIP Financing, insofar as its rights with respect to the ABL Collateral are affected. To the extent the Revolving Credit Liens on the ABL Collateral are subordinated to or pari passu with any such DIP Financing, the Senior Notes Agent, on behalf of itself and the Senior Notes Secured Parties, shall subordinate, and hereby subordinates, to the same extent the Senior Notes Liens of the Senior Notes Agent and the Senior Notes Secured Parties on the ABL Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) and agrees, on behalf of itself and the Senior Notes Secured Parties, that none of the Senior Notes Agent or any Senior Notes Secured Party will request adequate protection or any other relief in connection with its rights as a holder of Liens on the ABL Collateral (except as expressly agreed by the Revolving Credit Agent or to the extent permitted by Section 6.03).

Section 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, the Junior Agent, on behalf of itself and the Junior Secured Parties, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Common Collateral subject to a Senior Lien without the prior written consent of the Senior Agent. The Junior Agent, on behalf of itself and the Junior Secured Parties, agrees that none of them shall oppose (or support any other Person opposing) any motion of the Senior Agent seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Common Collateral subject to its Senior Lien.

Section 6.03. Adequate Protection. (a)  The Junior Agent, on behalf of itself and the Junior Secured Parties, agrees that none of them shall contest (or support any other Person contesting):

(i) any request by the Senior Agent or Senior Secured Parties for adequate protection with respect to their Senior Liens on any Common Collateral; or

(ii) any objection by the Senior Agent or Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Agent or Senior Secured Parties claiming a lack of adequate protection with respect to their Senior Liens on any Common Collateral.

(a)                                  Notwithstanding the foregoing provisions in this Section, in any Insolvency or Liquidation Proceeding:

(iii) if the Senior Agent or any Senior Secured Parties are granted adequate protection in the form of additional collateral of a type that would constitute Senior Lien Collateral of the Senior Agent or such Senior Secured Parties, then (A) the Junior Agent, on behalf of itself or any of the Junior Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be junior and subordinated to the Liens securing the Senior Obligations (and, in the case of any such Lien on additional collateral that would constitute ABL Collateral, to any DIP Financing (and all obligations related thereto) permitted by the Revolving Credit Agent) on the same basis as the other Liens on Senior Lien Collateral securing the Junior Obligations are so junior and subordinated to the Liens on such Collateral securing the Senior Obligations under this Agreement and (B) subject to clause (ii) below, the Senior Agent, on behalf of itself and the Senior Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (1) any request by the Junior Agent, on behalf of itself or any Junior Secured Party for adequate protection pursuant to the preceding clause (A) or (2) any motion, relief, action or proceeding in support of a request for adequate protection pursuant to the preceding clause (A); and

(iv) if the Junior Agent or any Junior Secured Parties are granted adequate protection in the form of additional collateral of a type that would constitute Senior Lien Collateral of the Senior Secured Parties, then the Junior Agent, on behalf of itself and the Junior Secured Parties, agrees that the Senior Agent shall also be granted a Lien on such additional collateral as security for the Senior Obligations (and, in the case of any such Lien on additional collateral that would constitute ABL Collateral, for any DIP Financing (and all obligations related thereto) provided by the Revolving Credit Secured Parties) and that any Lien on such additional collateral securing the Junior Obligations shall be junior and subordinated to the Lien on such collateral securing the Senior Obligations (and any such DIP Financing and related obligations) and to any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens on Common Collateral securing the Junior Obligations are so subordinated to the Liens on Common Collateral securing the Senior Obligations under this Agreement.

Section 6.04. No Waiver. Subject to Sections 3.01(c) and 3.01(e), nothing contained herein shall prohibit or in any way limit the Senior Agent or any Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Junior Agent or any Junior Secured Party, including the seeking by any such Junior Agent or any Junior Secured Party of adequate protection or the asserting by any such Junior Agent or any Junior Secured Party of any of its rights and remedies under the applicable Junior Credit Documents or otherwise, in each case to the extent affecting the Senior Agent’s or such Senior Secured Parties’ rights in its Senior Lien Collateral.

Section 6.05. Avoidance Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of Symmetry or any other Grantor any amount paid in respect of Senior Obligations (a “Recovery”), then such Senior Secured Party shall be entitled to a reinstatement of the applicable Senior Obligations with respect to all such recovered amounts. If the Revolving Credit Agent or any Revolving Credit Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of Symmetry or the Canadian Borrower or any of its Subsidiaries any amount paid in respect of the Canadian Revolving Credit Obligations (a “Canadian Recovery”), then such Revolving Credit Secured Party shall be entitled to a reinstatement of the applicable Canadian Revolving Credit Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery or such Canadian Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 6.06. Post-Petition Interest. The Junior Agent agrees, on behalf of itself and the Junior Secured Parties, that none of them shall oppose or seek to challenge any claim by the Senior Agent or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Agent’s or such

Senior Secured Party’s Senior Lien on its Senior Lien Collateral, without regard to the existence of the Junior Lien of the Junior Agent or any Junior Secured Party on such Senior Lien Collateral.

Section 6.07. Separate Grants of Security and Separate Classification. Each of the Revolving Credit Agent, for itself and on behalf of the Revolving Credit Secured Parties, and the Senior Notes Agent, for itself and on behalf of the Senior Notes Secured Parties, acknowledges and agrees that (a) the grants of Liens pursuant to the Revolving Credit Collateral Documents and the Senior Notes Collateral Documents constitute separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the ABL Collateral and the Non-ABL Collateral, the Revolving Credit Obligations and the Senior Notes Obligations are fundamentally different from one another and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding (other than any such plan of reorganization that provides for the payment in full and in cash of the aggregate principal amount of (and accrued interest, fees, premiums and expenses under) the Revolving Credit Obligations and Senior Notes Obligations). To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Credit Secured Parties and the Senior Notes Secured Parties or any of them in respect of any ABL Collateral or Non-ABL Collateral constitute only one secured claim (rather than separate classes of secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.01 and 4.01, all distributions shall be made as if there were separate classes of secured claims against the Grantors in respect of such ABL Collateral or Non-ABL Collateral (with the effect being that, to the extent that the aggregate value of such ABL Collateral or Non-ABL Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses (including any additional interest payable pursuant to the applicable Senior Credit Documents arising from or related to a default) that are disallowed as a claim in any Insolvency or Liquidation Proceeding before any distribution in respect of ABL Collateral or Non-ABL Collateral, as the case may be, is made in respect of the claims held by the Junior Secured Parties, with the Junior Agent, for itself and on behalf of the Junior Secured Parties, hereby acknowledging and agreeing to turn over to the Senior Agent, for itself and on behalf of the Senior Secured Parties, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest, fees and expenses), even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties).

Section 6.08. Voting. Each of the parties hereto acknowledges and agrees that no Junior Agent or Junior Secured Party shall be required to vote to approve any plan of reorganization with respect to any Grantor for any reason or to agree that any provision of any Junior Credit Document shall survive the effectiveness of any plan of reorganization with respect to any Grantor in an Insolvency or Liquidation Proceeding.

ARTICLE VII

Reliance; Waivers; Etc.

Section 7.01. Reliance. Other than any reliance on the terms of this Agreement, the Senior Agent, on behalf of the Senior Secured Parties, acknowledges that such Senior Secured Parties have, independently and without reliance on the Junior Agent or any Junior Secured Party, and based on documents and information deemed by them to be appropriate, made their own credit analysis and decision to enter into the Senior Credit Documents and be bound by the terms of this Agreement and agrees, on behalf of the Senior Secured Parties, that such Senior Secured Parties will continue to make their own credit decisions in taking or not taking any action under the Senior Credit Documents or this Agreement. The Junior Agent, on behalf of the Junior Secured Parties, acknowledges that such Junior Secured Parties have, independently and without reliance on the Senior Agent or any Senior Secured Party, and based on documents and information deemed by them to be appropriate, made their own credit analysis and decision to enter into each of the Junior Credit Documents and be bound by the terms of this Agreement and agrees, on behalf of the Junior Secured Parties, that such Junior Secured Parties will continue to make their own credit decisions in taking or not taking any action under the Junior Credit Documents or this Agreement.

Section 7.02. No Warranties or Liability. The Senior Agent, on behalf of itself and the Senior Secured Parties, acknowledges and agrees that the Junior Agent and the Junior Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Junior Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Junior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the applicable Junior Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Junior Agent, on behalf of itself and the Junior Secured Parties, acknowledges and agrees that the Senior Agent and the Senior Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Neither the Junior Agent nor any Junior Secured Party shall have any duty to the Senior Agent or any Senior Secured Party, and neither the Senior Agent nor any Senior Secured Party shall have any duty to the Junior Agent or any Junior Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Symmetry or any other Grantor (including any Senior Credit Document or Junior Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

Section 7.03. No Waiver of Lien Priorities. (a)    No right of the Senior Agent or any Senior Secured Party to enforce any provision of this Agreement or any Senior Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Symmetry or any other Grantor or by any act or failure to act by any Agent or Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Credit Documents or any of the Junior Credit Documents, regardless of any knowledge thereof that the Senior Agent or any Senior Secured Party may have or be otherwise charged with. No right of the Revolving Credit Agent or any Revolving Credit Secured Party to enforce any provision of this Agreement or any Revolving Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Symmetry or any other Grantor or the Canadian Borrower or any of its Subsidiaries or by any act or failure to act by any Agent, the Canadian Collateral Agent or Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any Revolving Credit Document, any Senior Notes Document, any Canadian Intercompany Note or any of the security documents in connection therewith, regardless of any knowledge thereof that the Revolving Credit Agent or any Revolving Credit Secured Party may have or be otherwise charged with.

(b)  Without in any way limiting the generality of paragraph (a) of this Section (but subject to the rights of Symmetry and the other Grantors under the Senior Credit Documents and subject to the provisions of Section 5.03(a)), the Senior Agent or any  Senior Secured Party may, at any time and from time to time in accordance with the applicable Senior Credit Documents and applicable law, without the consent of, or notice to, the Junior Agent or any Junior Secured Party, without incurring any liabilities or obligations to the Junior Agent or any Junior Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Junior Agent or any Junior Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or Amend the terms of, any of the Senior Obligations or any Senior Lien on any Collateral or guarantee thereof or any liability of Symmetry or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Senior Liens held by the Senior Agent or the Senior Secured Parties, the Senior Obligations or any of the Senior Credit Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral subject to its Senior Lien or any liability of Symmetry or any other Grantor to the Senior Agent or the Senior Secured Parties, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Senior Obligation or any other liability of Symmetry or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against Symmetry, any other Grantor or any other Person or any Collateral, elect any remedy and otherwise deal freely with Symmetry, any other Grantor or any Collateral subject to its Senior Lien and any liability incurred directly or indirectly in respect thereof.

(c)  Except as otherwise provided herein, the Junior Agent, on behalf of itself and the Junior Secured Parties, agrees that the Senior Agent and the Senior Secured Parties shall have no liability to the Junior Agent or any Junior Senior Secured Party, and the Junior Agent, on behalf of itself and the Junior Secured Parties, hereby waives any claim against the Senior Agent or any Senior Secured Party, arising out of any and all actions which the Senior Agent or any Senior Secured Party may take or permit or omit to take with respect to:

(i) the Senior Credit Documents (other than this Agreement);

(ii) the collection of the Senior Obligations (other than in violation of the express provisions of this Agreement); or

(iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral subject to the Senior Agent’s or Senior Secured Parties’ Senior Liens.

The Junior Agent, on behalf of itself and the Junior Secured Parties, agrees that the Senior Secured Parties and the Senior Agent have no duty to them in respect of the maintenance or preservation of any Collateral subject to the Senior Agent’s or Senior Secured Parties’ Senior Liens, the Senior Obligations or otherwise.

(d)  Until the Discharge of Senior Obligations has occurred, the Junior Agent, on behalf of itself and the Junior Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Common Collateral subject to any Senior Lien or any other similar rights a junior secured creditor may have under applicable law.

Section 7.04. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Agent and the Senior Secured Parties and the Junior Agent and the Junior Secured Parties hereunder (and the rights and obligations of the parties hereto set forth in Sections 5.05 and 5.08 with respect to the Canadian ABL Collateral and Canadian Non-ABL Collateral) shall remain in full force and effect irrespective of:

(a)  any lack of validity or enforceability of any Senior Credit Document or any Junior Credit Document;

(b)  except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, the Senior Obligations or the Junior Obligations, or any Amendment, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Credit Document or any Junior Credit Document;

(c)  except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any Amendment, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)  the commencement of any Insolvency or Liquidation Proceeding in respect of Symmetry or any other Grantor or the Canadian Borrower;

(e)  any other circumstances that otherwise might constitute a defense available to, or a discharge of, Symmetry or any other Grantor in respect of the Senior Agent, any Senior Obligations, any Senior Secured Party, the Junior Agent, any Junior Obligations or any Junior Secured Party in respect of this Agreement; or

(f)  any circumstance that might constitute a defense available to, or a discharge of, Symmetry, any other Grantor or the Canadian Borrower in respect of the Revolving Credit Agent, the Canadian Revolving Credit Obligations, any security interest in the Canadian ABL Assets securing the Canadian Revolving Credit Obligations, any Revolving Credit Secured Party, the Senior Notes Agent or the Canadian Intercompany Notes.

ARTICLE VIII

Miscellaneous.

Section 8.01. Conflicts. In the event of any express conflict between the provisions of this Agreement and the provisions of the Senior Credit Documents, the Junior Credit Documents or the Canadian Intercompany Notes Documents, the provisions of this Agreement shall govern and control.

Section 8.02. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Agent or any Junior Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of Symmetry or any Grantor constituting Senior Obligations in reliance hereon. The Junior Agent, on behalf of itself and the Junior Secured Parties, hereby waives any right it or any of them may have under applicable law to revoke this Agreement or any of the provisions hereof. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to Symmetry or any other Grantor shall include Symmetry or such Grantor as debtor and debtor-in-possession and any receiver or trustee for Symmetry or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

Section 8.03. Amendments; Waivers. No Amendment of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, neither Symmetry nor any other Grantor shall not have any right to consent to or approve any Amendment of any provision of this Agreement (and its signature thereto shall not be required) except to the extent its rights or obligations are affected; provided that Symmetry shall be provided with written notice of all Amendments of any provision of this Agreement.

Section 8.04. Information Concerning Financial Condition of Symmetry and Subsidiaries. Each Agent, on behalf of its Related Secured Parties, acknowledges that none of the Agents or the Secured Parties shall be responsible for keeping any other Agent or Secured Party informed of (a) the financial condition of Symmetry and the Subsidiaries or (b) any other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Senior Notes Obligations. Neither the Senior Agent nor any Senior Secured Party shall have any duty to advise the Junior Agent or any Junior Secured Party of information known to it regarding such condition or any such circumstances or otherwise. In the event the Senior Agent or any Senior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Junior Agent or any Junior Secured Party, it shall be under no obligation:

(a)  to make, and neither the Senior Agent nor any Senior Lien Secured Party shall make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)  to provide any additional information or to provide any such information on any subsequent occasion;

(c)  to undertake any investigation; or

(d)  to disclose any information which such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05. Subrogation. With respect to the value of any payments or distributions in cash, property or other assets (a) that the Junior Agent or any Junior Secured Party pays over to the Senior Agent or any Senior Secured Party under the terms of this Agreement, the Junior Agent or such Junior Secured Party shall be subrogated to the rights of the Senior Agent or such Senior Secured Party or (b) that the Senior Notes Agent or any Senior Notes Secured Party pays over to the Revolving Credit Agent pursuant to Section 5.08, the Senior Notes Agent or such Senior Notes Secured Party shall be subrogated to the rights of the Revolving Credit Agent and the Revolving Credit Secured Parties; provided that (i) the Junior Agent, on behalf of itself and the Junior Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred and (ii) the Senior Notes Agent, on behalf of itself and the Senior Notes Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Canadian Revolving Credit Obligations has occurred. Symmetry and the other Grantors acknowledge and agree that (A) the value of any payments or distributions in cash, property or other assets received by the Junior Agent or any Junior Secured Party that are paid over to the Senior Agent or any Senior Secured Party pursuant to this Agreement shall not reduce any of the applicable Junior Obligations and (B) the value of any payments or distributions in cash, property or other assets received by the Senior Notes Agent or any Senior Notes Secured Party that are paid over to the Revolving Credit Agent pursuant to Section 5.08 shall not reduce any of the applicable Senior Notes Obligations.

Section 8.06. Application of Payments. (a)  All payments received by the Senior Agent or any Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as shall be provided in the applicable Senior Credit Documents. The Junior Agent, on behalf of itself and the Junior Secured Parties, assents to any extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

(b)  All payments received by the Revolving Credit Agent or any Revolving Credit Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Canadian Revolving Credit Obligations as shall be provided in the applicable Revolving Credit Documents. The Senior Notes Agent, on behalf of itself and the Senior Notes Secured Parties, assents to any extension or postponement of the time of payment of the Canadian Revolving Credit Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Canadian Revolving Credit Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.07. Governing Law; Jurisdiction; Consent to Service of Process. (a)  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any other jurisdiction.

(c)  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.09. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.09. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, addressed to the recipients at their addresses set forth in Schedule I hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 8.10. Further Assurances. The Senior Agent, on behalf of itself and the Senior Secured Parties, and the Junior Agent, on behalf of itself and the Junior Secured Parties, and the other parties hereto agree that each of them shall take such further actions and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Senior Agent or the Junior Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 8.11. Successors and Assigns. This Agreement shall be binding upon the Revolving Credit Agent, the Revolving Credit Secured Parties, the Senior Notes Agent, the Senior Notes Secured Parties, Symmetry, the US Borrower and the other Subsidiaries party hereto and their respective successors and assigns.

Section 8.12. Specific Performance. Each of the Revolving Credit Agent and the Senior Notes Agent may demand specific performance of this Agreement. Each of the Revolving Credit Agent, on behalf of itself and the Revolving Credit Secured Parties, and the Senior Notes Agent, on behalf of itself and the Senior Notes Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action brought by the Revolving Credit Agent, the Revolving Credit Secured Parties, the Senior Notes Agent or the Senior Notes Secured Parties, as the case may be.

Section 8.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 8.14. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Section 8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

Section 8.16. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns, including each of the Revolving Credit Secured Parties and the Senior Notes Secured Parties. Nothing in this Agreement shall impair, as between Symmetry, the other Grantors and the Canadian Borrower, on the one hand, and the Revolving Credit Agent, the Revolving Credit Secured Parties, the Senior Notes Agent or the Senior Notes Secured Parties, on the other hand, the obligations of Symmetry, the other Grantors and the Canadian Borrower to pay principal, interest, fees and other amounts as provided in the Revolving Credit Documents or the Senior Notes Documents, respectively.

Section 8.17. Provisions Solely To Define Relative Rights. The intercreditor provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of (a) the Revolving Credit Agent and the Revolving Credit Secured Parties and (b) the Senior Notes Agent and the Senior Notes Secured Parties. Nothing in this Agreement is intended to or shall impair the obligations of Symmetry,  any other Grantor or the Canadian Borrower, which are absolute and unconditional, to pay the Revolving Credit Obligations or the Senior Notes Obligations as and when the same shall become due and payable in accordance with their terms.

Section 8.18. Additional Grantors. Pursuant to the Revolving Credit Documents and the Senior Notes Documents certain Subsidiaries not party hereto on the date hereof are required to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of an instrument in the form of Exhibit I hereto, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SYMMETRY HOLDINGS INC.,

by
/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer

NOVAMERICAN STEEL FINCO INC.,

by
/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

NOVAMERICAN STEEL INC.,

by
/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President

NOVAMERICAN STEEL HOLDINGS INC.,
INTEGRATED STEEL INDUSTRIES, INC.,
AMERICAN STEEL AND ALUMINUM CORPORATION,
NOVA TUBE AND STEEL, INC.,
NOVAMERICAN TUBE HOLDINGS, INC.,
NOVA TUBE INDIANA, LLC,

by
/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

SYMMETRY HOLDINGS INC., NOVAMERICAN STEEL FINCO INC.,  NOVAMERICAN STEEL INC.

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

632422 N.B. LTD,

by
/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President

SYMMETRY HOLDINGS INC., NOVAMERICAN STEEL FINCO INC.,  NOVAMERICAN STEEL INC.

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

2

JPMORGAN CHASE BANK, N.A., as Revolving Credit Agent,

by
/s/ Neil R. Boylan
Name: Neil R. Boylan
Title: Managing Director

SYMMETRY HOLDINGS INC., NOVAMERICAN STEEL FINCO INC.,  NOVAMERICAN STEEL INC.

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

3

THE BANK OF NEW YORK, as Senior Notes Agent,

by
/s/ Remo J. Reale
Name: Remo J. Reale
Title: Vice President

SYMMETRY HOLDINGS INC., NOVAMERICAN STEEL FINCO INC.,  NOVAMERICAN STEEL INC.

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

4

SCHEDULE I

Notice Addresses

EXHIBIT I to

the Lien Subordination and

Intercreditor Agreement

SUPPLEMENT NO.     dated as of  [                      ], to the Lien Subordination and Intercreditor Agreement dated as of November 15, 2007 (the “Intercreditor Agreement”), among SYMMETRY HOLDINGS INC. (“Symmetry”), NOVAMERICAN STEEL FINCO INC. (the “US Borrower”), NOVAMERICAN STEEL INC., a Canadian corporation (the “Canadian Borrower”), the other Subsidiaries of Symmetry identified therein, JPMORGAN CHASE BANK, N.A., as Revolving Credit Agent, and THE BANK OF NEW YORK, as Senior Notes Agents.

Reference is made to (a) the Credit Agreement dated as of November 15, 2007, among Symmetry, the US Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, and CIT Business Credit Canada, Inc., as syndication agent (as Amended from time to time, the “Revolving Credit Agreement”), and (b) the Indenture dated as of November 15, 2007, among Symmetry, the US Borrower, certain other Subsidiaries party thereto and The Bank of New York, as trustee (as Amended from time to time, the “Senior Notes Indenture”).

Section 8.18 of the Intercreditor Agreement provides that additional Subsidiaries may become party thereto as a “Grantor” thereunder by execution and delivery of an instrument in the form of this Supplement. Pursuant to the Revolving Credit Agreement and the Senior Notes Indenture, the undersigned Subsidiary (the “New Subsidiary”) is required to become a party to the Intercreditor Agreement as a “Grantor” thereunder.

Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement.

Accordingly, the New Subsidiary hereby agrees as follows:

SECTION 1. In accordance with Section 8.18 of the Intercreditor Agreement, the New Subsidiary by its signature below becomes a party to the Intercreditor Agreement as a “Grantor” with the same force and effect as if originally named therein as such, and the New Subsidiary hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it in such capacity thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Subsidiary.

SECTION 2. The New Subsidiary represents and warrants to the Revolving Credit Agent, the Senior Notes Agent and the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement shall become effective when the Revolving Credit Agent and the Senior Notes Agent shall have received a counterpart (or a copy) of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

2